Exhibit 10.6

RESTRICTED STOCK AGREEMENT

PARK HOTELS & RESORTS INC.

2017 OMNIBUS INCENTIVE PLAN

This Restricted Stock Agreement (this “Agreement”), effective as of                     (the “Grant Date”), is between Park Hotels & Resorts Inc., a Delaware corporation (the “Company”), and                     (the “Participant”).

1. Grant of Restricted Stock. Effective as of the Grant Date, the Company hereby issues and grants                     shares of Restricted Stock (the “Shares”) to the Participant, subject to and in accordance with the terms, conditions and restrictions set forth in the Park Hotels & Resorts Inc. 2017 Omnibus Incentive Plan (as it may be amended, the “Plan”), the Park Hotels & Resorts Inc. Executive Long-Term Incentive Program (the “LTIP”) and this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2. Vesting. The Shares shall become vested, and the restrictions on the Shares shall lapse, in accordance with the vesting schedule appendix set forth below the Participant’s signature to this Agreement (the last vesting date thereon being referred to as the “Final Vesting Date”), subject to the Participant’s continued employment through the applicable vesting date.

If the number of Shares is not divisible by three, then no fractional Shares shall vest and the installments shall be as equal as possible with the smaller installments vesting first, as set forth in the vesting schedule appendix below.

3. Termination of Employment.

(a) Except as set forth in Section 3(b) below, in the event that the Participant’s employment with the Company Group terminates for any reason, any Shares that are not vested as of the effective date of termination (the “Termination Date”) shall be forfeited and all of the Participant’s rights hereunder with respect to such unvested Shares shall cease as of the Termination Date (unless otherwise provided for by the Committee in accordance with the Plan).

(b) If the Participant’s employment with the Company Group is terminated after the first anniversary of the Grant Date and prior to the Final Vesting Date by the Company Group without Cause, then all of the Shares granted hereunder that are not vested shall become vested and nonforfeitable as of the Termination Date. If the Participant’s employment with the Company Group is terminated prior to the Final Vesting Date by the Company Group without Cause and such termination occurs within 12 months following a Change in Control, then all of the Shares granted hereunder that are not vested shall become vested and nonforfeitable as of the Termination Date. If the Participant’s employment with the Company Group is terminated prior to the Final Vesting Date by the Company Group due to or during the Participant’s Disability or due to the Participant’s death, then a pro-rated number of the Shares granted hereunder shall become vested and nonforfeitable as of the Termination Date equal to (x) the number of Shares granted hereunder multiplied by a fraction, the numerator of which is the number of days that have elapsed between the Grant Date through the Termination Date, and the denominator of which is the number of days in the period from the Grant Date through the Final Vesting Date, minus (y) the number of Shares granted hereunder that have become vested prior to the Termination Date. If the Participant’s employment with the Company Group is terminated after the first anniversary of the Grant Date and prior to the Final Vesting Date by the Participant due to his or her Retirement (as defined below), then all of the Shares granted hereunder that are not vested shall become vested and nonforfeitable as of the Termination Date. For purposes of this Agreement, the term “Retirement” shall mean the Participant’s termination of employment, other than for Cause or while grounds for Cause exist, due to the Participant’s death or due to the Participant’s Disability, following the date on which (x) the Participant attained the age of 65 years old and (y) the number of completed years of the Participant’s employment with (i) Hilton Worldwide Holdings Inc. or any of its Subsidiaries (other than any member of the Company Group) and (ii) any member of the Company Group is at least 5.

4. Dividends; Rights as a Stockholder. The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement or the Plan, and as a record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Shares and the right to receive all dividends or other distributions paid with respect to the Common Stock.

5. Restrictions on Transfer. Prior to the vesting of any Shares, the Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber a Share or the Participant’s right under the Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliates; provided that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6. No Right to Continued Employment. Neither the Plan, the LTIP, this Agreement nor the Participant’s receipt of the Shares hereunder shall impose any obligation on the Company or any Affiliates to continue the employment or engagement of the Participant. Further, the Company or any Affiliates (as applicable) may at any time terminate the employment or engagement of the Participant, free from any liability or claim under the Plan, the LTIP or this Agreement, except as otherwise expressly provided herein.

7. Tax Withholding. The Participant agrees that upon the vesting of, and lapsing of restrictions on, any Shares, or at any such time as required under applicable law, a number of Shares having a fair market value equal to the minimum applicable amount necessary to satisfy the statutorily required withholding liability in respect of the Shares, if any (“Withholding Taxes”), shall be automatically delivered to the Company in satisfaction of such Withholding Taxes, except to the extent that the Participant shall have elected to pay such Withholding Taxes to the Company in cash (by check or wire transfer). The number of Shares to be used for payment shall be calculated using the closing price per share of Common Stock on the New York Stock Exchange (or other principal exchange on which the Common Stock then trades) on the trading day immediately prior to the date of delivery of the Shares to the Company, and shall be rounded up to the nearest whole Share.

8. Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service within ten (10) days of such filing. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

9. Award Subject to Plan and LTIP. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the LTIP. The Shares granted hereunder are subject to the Plan and the LTIP. The terms and provisions of the Plan and the LTIP, as they may be amended from time to time, are hereby incorporated herein by reference.

10. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

12. Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

13. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. Acceptance and Agreement by the Participant. By accepting the Shares (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, the LTIP, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan.

15. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.

PARK HOTELS & RESORTS INC.

By:
Name:
Title:

Acknowledged and Agreed

as of the date first written above:

Participant Signature

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